Exhibit 99.1

FOR IMMEDIATE RELEASE

July 8, 2008

Huron Consulting Group Acquires Stockamp & Associates

CHICAGO – July 8, 2008—Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced the acquisition of Stockamp & Associates, Inc., a nationally recognized management consulting firm specializing in helping high-performing hospitals and health systems optimize their financial and operational performance.

“Huron aims to become the best health and education consulting firm globally, serving the highest levels of healthcare companies and research institutions. Joining the Huron and Stockamp teams will create a real powerhouse by serving multiple segments of the industry, including major health systems, academic medical centers and community hospitals,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “The healthcare industry is growing at an unprecedented rate, and we are very excited about the opportunity to combine Stockamp’s forces with ours to help clients deal with the many challenges facing this vital segment of our economy.”

“Uniting Stockamp with Huron’s existing Health and Education Consulting business enhances our position as a premier healthcare and education services provider,” added Holdren. “The addition of Stockamp allows us to continue to expand our footprint in the hospital consulting space. In particular, academic medical centers will be a major target of our new combined Health and Education Consulting business.”

“Stockamp’s people are also excited about the synergies and opportunities that will come from the Huron and Stockamp combination,” said Paul A. Kohlheim, president, Stockamp & Associates. “Stockamp and Huron have very similar corporate cultures, and we believe that our people will quickly form a strong team that will provide unmatched services in the health and education consulting space to help our clients achieve their business objectives.”

“The breadth of our service offerings and the depth of experience in our combined healthcare practices should further solidify Huron’s leadership in providing consulting services to hospitals, health systems and academic medical centers,” said David Shade, vice president, Huron Consulting Group’s Healthcare practice. “Healthcare demographics in the next 30 years point to increased pressures and opportunities at hospitals and research organizations. We believe Huron is well positioned to help these institutions achieve their important societal mission.”

Under the terms of the agreement, Huron has acquired the assets of Stockamp & Associates for approximately $219 million, consisting of $169 million in cash and $50 million in stock, subject to adjustment. Additional purchase consideration will be payable if specific performance targets are met. In the 12 months ended March 31, 2008, Stockamp had cash basis revenues of approximately $94 million. On a GAAP basis, including after the amortization of intangibles, the acquisition is expected to be dilutive to Huron’s earnings per share in 2008 and accretive in 2009. Huron will provide 2008 guidance updates when it releases results for the second quarter of 2008.

Founded in 1990 and based in suburban Portland, OR, Stockamp & Associates’ consulting services around performance improvement, revenue cycle improvement, patient flow and capacity improvement and supporting information technology solutions. Stockamp has completed engagements for more than 80 hospitals and health systems during the past 18 years, including some of the largest and most prominent in the U.S. In 2007, the American Hospital Association (AHA) awarded an exclusive endorsement for Revenue Cycle and Inpatient Flow improvement services to Stockamp. In addition, KLAS Enterprises awarded Stockamp the 2007 and 2006 Best in KLAS Award for Revenue Cycle Consulting—Transformation.

In 2007, Huron was named No. 3 on Modern Healthcare’s list of Largest Healthcare Management Consulting Firms. Huron’s employees have worked on engagements for more than 80 of the top 100 research universities, more than 50 percent of the top teaching hospitals, six of the top 10 largest healthcare systems ranked by Modern Healthcare, and 13 of the top 25 managed care organizations ranked by Atlantic Information Services.

With the acquisition, Dale Stockamp, the founder of Stockamp & Associates, will join Huron as a consultant and assist with transition and integration matters. He will also assist with major client development opportunities. Paul Kohlheim, president of Stockamp, will join Huron as a vice president and report to David Shade, who will continue to lead Huron’s expanded Healthcare practice. In addition to the Stockamp employees who will join Huron, the following individuals will be managing directors with the Company: Shelly A. Anderson, James R. Dail, Douglas W. Fenstermaker, Andrew L. Grobmyer, John M. Hutchens, Norman W. Johnson, Jeffrey D. Jones, Annette E. Kirby, Bruce G. Lemon, Timothy P. Miller, Gregory P. Morgan, Steven J. Norris, Michael F. Puffe, and Kenneth M. Saitow.

In connection with this acquisition, Huron amended its credit agreement effective July 8, 2008. The amended credit agreement consists of a $220 million senior secured term loan and a $240 million senior secured revolving credit facility, both maturing in February 2012. On July 8, 2008, Huron borrowed $164 million under this credit agreement to fund the acquisition of Stockamp. The balance of the credit facility will remain available for future working capital requirements and other corporate purposes. Also in connection with the acquisition, Huron amended its 2006 agreement for the acquisition of Wellspring Partners LTD to modify the terms of the Wellspring earn-out related to the revenue cycle business. Consideration for the amendment consisted of $20 million of stock, subject to adjustment.

Webcast

The Company will host a webcast on Wednesday, July 9, 2008 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time) to discuss the acquisition of Stockamp. The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at www.huronconsultinggroup.com/webcasts.aspx. A replay will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group

Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group’s current expectations about the Company’s future results are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2007 Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

Gary L. Burge, Chief Financial Officer

312-583-8722

investor@huronconsultinggroup.com

###

3